THIS STOCK OPTION EVIDENCED HEREBY. AND THE COMMON STOCKTO BE ISSUED PURSUANT TO SUCH STOCK OPTION, HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR ANY STATE SECURITIES ACTS, BUT HAS BEEN ISSUED PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNTIL EITHER (i) THE OPTIONEE THEREOF SHALL HAVE RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT REGISTRATION THEREOF UNDER THE SECURITIES ACT IS NOT REQUIRED OR (ii) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT WITH RESPECT THERETO SHALL HAVE BECOME EFFECTIVE.

STOCK OPTION AGREEMENT

This Stock Option Agreement (this "Agreement") is effective as April 8, 2010 (the "Option Grant Date") by and between Thunder Mountain Gold, Inc: ("THMG" or the "Company"), and R. Scott Barter, as Trustee for the R.Scott Barter 2005 Defined Contribution Plan (the "Optionee"). The Optionee and THMG hereby agree as follows:

1. Grant. THMG hereby grants to the Optionee an option (the "Option") to purchase up to an aggregate of 250,000 shares (the "Option Shares") of THMG's common stock at an exercise price equal to the lesser of (x) $0.20 per Option Share or (y) the price per share paid by investors for shares of THMG's common stock in the first equity raise by THMG after the Option Grant Date hereof (the "Exercise Price").

2. Term. The Option granted hereby shall terminate at the close of business on April 8, 2015 (the "Termination Date").

3. Exercisability. This Option may be exercised in whole or in part, at any time from and after the Option Grant Date until the Termination Date.

4. Procedure for Exercise.

(a) Notice. The Optionee may exercise the Option at any time with respect to all or any part of the number of Optioned Shares by giving THMG written notice of intent to exercise. The notice of exercise shall specify the number of Optioned Shares as to which the Option is to be exercised and the date of exercise thereof, which date shall be at least five days after the giving of such notice unless an earlier time shall have been mutually agreed upon.

(b) Payment of Exercise Price. Subject to the terms and conditions hereof, this Option may be exercised by the holder hereof then registered on the books of the Company, pro rata as hereinafter provided, at any time on any Business Day on or after the opening of business on such Business Day, commencing with the first day after the date hereof, and prior to 5:00 P.M. Pacific Standard time on the Expiration Date: (i) by delivery of a written notice, in the form attached as Exhibit A hereto (the Exercise Notice), of such holder's election to exercise this Option, which notice shall specify the number of Option Shares to be purchased, payment to the Company of an amount equal to the Option Exercise Price(s) applicable to the Option Shares being purchased, multiplied by the number of Option Shares (at the applicable Option Exercise Price) as to which this Option is being exercised (plus any applicable issue or transfer taxes) (the Aggregate Exercise Price) in cash or wire transfer of immediately available funds and the surrender of this Option (or an indemnification

undertaking with respect to this Option in the case of its loss, theft or destruction) to a common carrier for overnight delivery to the Company as soon as practicable following such date (Cash Basis) or (ii) on a *cashless* basis by delivering an Exercise Notice and in lieu of making payment of the Aggregate Exercise Price in cash or wire transfer, elect instead to receive upon such exercise the *Net Number* of shares of Common Stock determined according to the following formula (the Cashless Exercise):

$$\text{Net Number} = \frac{(A \times B) - (A \times C)}{C}$$

For purposes of the foregoing formula:

A = the total number of Option Shares with respect to which this Option is then being exercised.
B = the Closing Bid Price of the Common Stock on the date of exercise of the Option.
C = the Option Exercise Price then in effect for the applicable Option Shares at the time of such exercise.

In the event of any exercise of the rights represented by this Option in compliance with this Section 4(b), the Company shall on or before the fifth (5th) Business Day following the date of receipt of the Exercise Notice, the Aggregate Exercise Price and this Option (or an indemnification undertaking with respect to this Option in the case of its loss, theft or destruction) and the receipt of the representations of the holder specified in Section 9 hereof, if requested by the Company (the Exercise Delivery Documents), and if the Common Stock is DTC eligible, credit such aggregate number of shares of Common Stock to which the holder shall be entitled to the holder's or its designee's balance account with The Depository Trust Company; provided, however, if the holder who submitted the Exercise Notice requested physical delivery of any or all of the Option Shares, or, if the Common Stock is not DTC eligible then the Company shall, on or before the fifth (5th) Business Day following receipt of the Exercise Delivery Documents, issue and surrender to a common carrier for overnight delivery to the address specified in the Exercise Notice, a certificate, registered in the name of the holder, for the number of shares of Common Stock to which the holder shall be entitled pursuant to such request. Upon delivery of the Exercise Notice and Aggregate Exercise Price referred to in clause (i) or (ii) above the holder of this Option shall be deemed for all corporate purposes to have become the holder of record of the Option Shares with respect to which this Option has been exercised. In the case of a dispute as to the determination of the Option Exercise Price, the Closing Bid Price or the arithmetic calculation of the Option Shares, the Company shall promptly issue to the holder the number of Option Shares that is not disputed and shall submit the disputed determinations or arithmetic calculations to the holder via facsimile within one (1) Business Day of receipt of the holder's Exercise Notice.

(c) If the holder and the Company are unable to agree upon the determination of the Option Exercise Price or arithmetic calculation of the Option Shares within one (1) day of such disputed determination or arithmetic calculation being submitted to the holder, then the Company (in its sole discretion) shall immediately submit via facsimile the disputed determination of the Option Exercise Price or the Closing Bid Price to: (i) an independent, reputable investment banking firm or (ii) the disputed arithmetic calculation of the Option Shares to its independent registered accountant. The Company shall cause the investment banking firm or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the holder of the results no

later than five (5) days from the time it receives the disputed determinations or calculations. Such investment banking firm's or accountant's determination or calculation, as the case may be, shall be deemed conclusive absent manifest error.

(d) Unless the rights represented by this Option shall have expired or shall have been fully exercised, the Company shall, as soon as practicable and in no event later than five (5) Business Days after any exercise and at its own expense, issue a new Option identical in all respects to this Option exercised except it shall represent rights to purchase the number of Option Shares purchasable immediately prior to such exercise under this Option exercised, less the number of Option Shares with respect to which such Option is exercised.

(e) No fractional Option Shares are to be issued upon any pro rata exercise of this Option, but rather the number of Option Shares issued upon such exercise of this Option shall be rounded up or down to the nearest whole number.

(f) In addition to the "cashless" exercise feature as described above, the common stock underlying the Optioned Shares shall be included by virtue of "Piggyback Registration", in any registration statement undertaken by the company, other than a registration relating solely to employee benefit plans, or a registration relating to a corporate reorganization or other transaction on Form S-4, or a registration on any registration form that does not permit secondary sales. Holder shall bear the cost of underwriting and/or brokerage discounts, fees, commissions, and expenses of its counsel if any, applicable to the Securities being registered and the fees and expenses of its counsel and any transfer agents fees and costs.

5. Adjustment of and Changes in Stock of THMG. If THMG at any time after the Option Grant Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of shares of Common Stock obtainable upon exercise of this Option will be proportionately increased. If THMG at any time after the Option Grant Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Optioned Shares issuable upon exercise of this Option will be proportionately decreased. Any adjustment under this Section 5 shall become effective at the close of business on the date the subdivision or combination becomes effective.

6. Availability of Shares underlying Option. At all times prior to the Termination Date, the Company shall have available and authorized the shares of common stock underlying this Option.

7. No Rights as Stockholder. Neither the Optionee nor any personal representatives shall be, or shall have any of the rights and privileges of, a stockholder of the Company with respect to any shares of common stock purchasable or issuable upon the exercise of this Option, in whole or in part, prior to the date of exercise of this Option in accordance with the provisions hereof.

8. Successors and Assigns. This Option may only be assigned to a person who, in the opinion of counsel for THMG, is a person to whom this Stock Option or such Common Stock may

legally be transferred without registration and without the delivery of a current prospectus under the Securities Act with respect thereto and then only against receipt of any agreement of such person to comply with the provisions of federal and/or state securities laws with respect to any resale or other disposition of such securities.

9. Representations and Warranties of Optionee. The holder of this Option, by the acceptance hereof, represents that it is acquiring this Option and the Option Shares for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution of this Option or the Option Shares, except pursuant to sales registered or exempted under the Securities Act. This Option or the Common Stock or any other security issued or issuable upon exercise of this Option, unless registered, may not be sold, transferred or otherwise disposed of except to a person who, in the opinion of counsel for the Company, is a person to whom this Option or such Option Stock may legally be transferred without registration and without the delivery of a current prospectus under the Securities Act with respect thereto and then only against receipt of any agreement of such person to comply with the provisions of federal and/or state securities laws with respect to any resale or other disposition of such securities.

The Optionee hereby makes the following additional representations and warranties to THMG:

(a) The Optionee understands that this Stock Option and the Common Stock to be issued herein, HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION, THE STATE OF NEW YORK, OR ANY OTHER STATE SECURITIES AGENCIES.

(b) The Optionee is not an underwriter and would be acquiring this Stock Option and the Common Stock to be issued, solely for investment for its own account and not with a view to, or for, resale in connection with any distribution of stock within the meaning of the Federal Securities Acts, the New York Securities Act, or any other applicable State Securities Acts.

(c) The Optionee understands the speculative nature and risks of investments associated with THMG, and confirms that this Stock Option and the Common Stock to be issued would be suitable and consistent with its investment program and that its financial position enables it bear the risks of this investment; and that there may not be any public market for this Stock Option and the Common Stock to be issued herein.

(d) The Optionee has fully reviewed or had the opportunity to review the economic consequences of this Stock Option and the Common Stock to be issued, with his attorney and/or other financial advisor, has been afforded access to the books and records of THMG and is or has had the opportunity to become fully familiar with the financial affairs of THMG.

(e) The Optionee is not entitled by virtue of ownership of this Stock Option to any rights whatsoever as a Shareholder of THMG either at law or in equity, including, without limitation, the right to vote and to receive dividends and other distributions.

(f) Optionee confirms that it is an "accredited investor" within the meaning of SEC Regulation "D" or the undersigned, along or together with it purchaser representative(s) has such knowledge and experience in financial and business matters that it, or Optionee and such representative(s) together, are capable of evaluating the merits and risks of an investment in THMG and of making an informed investment decision.

(g). If the Holder is, or is acting on behalf of, a Keogh or corporate pension or profit-sharing plan, or an individual retirement account, the undersigned represents and warrants to THMG that to the best of the undersigned's knowledge the undersigned's interest in the Company will not result in a prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code.

(h) If the Holder is, or is acting on behalf of, an employee benefit plan as defined in ERISA ("Plan"), the undersigned fiduciary or Plan represents and warrants to THMG that:

(i) The Plan's commitment to purchase does not, in the aggregate, constitute more than 10% of the fair market value of the Plan's assets;

(ii) The undersigned fiduciary or Plan has considered the following with respect to the Plan's investment in Option and Option Shares, and has determined that, in view of such considerations, the purchase of Option and Option Shares, are consistent with the undersigned fiduciary's or Plan's fiduciary responsibilities under ERISA:

(A) the role such investment or investment course of action plays in that portion of the Plan's portfolio that the undersigned fiduciary or Plan manages;

(B) whether the investment or investment course of action is reasonably designed as part of that portion of the portfolio managed by the undersigned fiduciary or Plan to further the purposes of the Plan, taking into account both the risk of loss and the opportunity for gain that could result therefrom;

(C) the composition of that portion of the portfolio that the undersigned fiduciary or Plan manages with regard to diversification;

(D) the liquidity and current rate of return of that portion of the portfolio managed by the undersigned fiduciary or Plan relative to the anticipated cash flow requirements of the Plan; and,

(E) the projected return of that portion of the portfolio managed by the undersigned fiduciary or Plan relative to the funding objectives of the Plan.

10. Miscellaneous. This Option and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This certificate is deemed to have been delivered in the State of New York and shall be construed and enforced in accordance with and governed by the laws of such State. The headings in this Stock Option Agreement are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. Any controversy arising out of, connected to, or relating to any matters herein of the transactions between Optionee and THMG (including for purposes of arbitration, Members, Manager, directors, employees, controlling persons, affiliates, professional advisors, agents or promoters of THMG), on behalf of the undersigned, or this Agreement, or the breach thereof, including, but not limited to any claims or violations of Federal and/or State Securities Acts, Banking Statutes, Consumer Protection Statutes, Federal and/or State anti-racketeering (e.g. RICO) claims as well as any common law claims and any

State Law claims of fraud, negligence, negligent misrepresentations, conversion, unlawful termination, shall be settled by arbitration; and in accordance with this paragraph and judgment on the arbitrator's award may be entered in any court having jurisdiction thereof in accordance with the provisions of New York law. In the event of such a dispute, each party to the conflict shall select an arbitrator, who then select a third arbitrator, which shall constitute the three persons arbitration board. The decision of a majority of the Board of Arbitrators who shall render their decision within thirty (30) days of appointment of the final arbitrator, shall be binding upon the parties. Venue for any arbitration proceeding shall be in the in the City of Boise, Idaho; and the prevailing party on any action to enforce rights hereunder shall be entitled, in addition to any court awarded damages, their costs and reasonable attorney's fees, whether at arbitration, or on appeal. **AS A MATERIAL INDUCEMENT FOR EACH PARTY HERETO TO ENTER INTO THIS OPTION, THE PARTIES HERETO HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING RELATED IN ANY WAY TO THIS OPTION AND/OR ANY AND ALL OF THE OTHER DOCUMENTS ASSOCIATED WITH THIS TRANSACTION.**

11. Notice. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Option must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of receipt is received by the sending party transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after receipt from delivery by a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Optionee:	**If to THMG:**	**With a copy to:**
R. Scott Barter, Trustee R.Scott Barter 2005 Defined Contribution Plan. 10 Harbor Street, East Hampton,N.Y.11937	Thunder Mountain Gold, Inc. 5427 West Chinden Blvd. Boise, Idaho 83704 Attention: Eric T. Jones	Charles A. Cleveland, P.S. 316 West Boone Avenue, Suite 660 Spokane, WA 99201 Attention: Charles A. Cleveland Esq.
Telephone:(631) 324-~~7450~~ 7401	Telephone:(208) 366-4841	Telephone: (509) 326-1029
Facsimile:(631) 324-~~7450~~ 7401	Facsimile:(208) xxx-xxxx	Facsimile: ((509) 326-1872

If to the Optionee or to a holder of this Option, to it at the address and facsimile number set forth above, with copies to all of the above, or at such other address and facsimile as shall be delivered to THMG upon the issuance or transfer of this Option. Each party shall provide five days' prior written notice to the other party of any change in address or facsimile number. Written confirmation of receipt (A) given by the recipient of such notice, consent. facsimile, waiver or other communication, (or (B) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively).

IN WITNESS WHEREOF, the Optionee and THMG have has caused this Agreement to be executed this 6th day of ~~June~~ July, 2010.

Mary E. Croghan

MARY E. CROGHAN
Notary Public, State Of New York
No. 01CR6095486
Qualified In Suffolk County
Commission Expires July 14, 20 11

OPTIONEE:

R.SCOTT BARTER 2005 DEFINED CONTRIBUTION PLAN

By: R. Scott Barter Trustee

Name: R. Scott Barter

Title: Trustee

THMG:

THUNDER MOUNTAIN GOLD, INC.

By: ______________________

Name: E. James Collord

Title: President and Chief Executive Officer